UNITED STATES
                        SECURITIES AND EXCHANGE COMISSION
                              WASHINGTON, D.C.20549

                                    FORM 8-K

                                 CURRENT REPORT
   PURSUANT TO SECTION M13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) AUGUST 26, 2003
                                                         ---------------




                       DIRECT WIRELESS COMMUNICATIONS INC.
                       -----------------------------------
             (Exact name of registrant as specified in its charter)



           TEXAS                        333-62216              74--3002154
           -----                        ---------               -----------
(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation)                 File Number)         Identification No.)

                   2068 NORTH VALLEY MILLS DRIVE WACO, TEXAS 76710
                   -----------------------------------------------
                 (Address of principal executive offices) (Zip Code)


     Registrant's telephone number, including area code 512-583-4500
                                                        ------------


               --------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM  1.  CHANGES IN CONTROL OF REGISTRANT.

      Direct Wireless Communications Inc. (DWCI) entered into a binding asset purchase agreement with Dr. Stephen Barnhill and the Barnhill Group LLC on August 15, 2003. As a part of the agreement the Barnhill Group LLC was to receive 29,825,564 Shares of restricted common stock in Direct Wireless Communications Inc. The Board of Directors of DWCI passed a resolution on August 25, 2003 which allowed the shares to be issued to the Barnhilll Group LLC on August 26, 2003 The issuance of these shares gives the Barhilll Group LLC 50% ownership of Direct Wireless Communication Inc. as of September 1, 2003.Barnhill Group is solely owned by Dr. Barnhill and as such is beneficial owner of these shares.

      Also included in the agreement will be the election of three new board members to the board of directors of Direct Wireless Communications Inc. One of these will be Dr. Barnhill with the two other positions to be selected by Dr. Barnhill.


                                   SIGNATURES

         In accordance with the requirement of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            Direct Wireless Communications, Inc.
                                            Registrant

         Date: September 12, 2003           /s/ Robert S. Braswell IV
                                            --------------------------------
                                            Printed Name Robert S. Braswell IV
                                            Title President

         Date: September 12, 2003           /s/ W. Steven Walker
                                            --------------------------------
                                            Printed Name W. Steven Walker
                                            Title Secretary